UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2021

Acadia Pharmaceuticals Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50768	06-1376651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12830 El Camino Real, Suite 400 San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 558-2871

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACAD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Acadia Pharmaceuticals Inc. (the “Company”) announced on December 20, 2021 that it plans to resubmit its supplemental New Drug Application (sNDA) for pimavanserin for the treatment of hallucinations and delusions associated with dementia focused on Alzheimer’s disease psychosis (ADP). Resubmission of the sNDA to the U.S. Food and Drug Administration (FDA) is planned for the first quarter of 2022. The resubmission is intended to demonstrate pimavanserin’s clinically meaningful benefit in ADP patients, without worsening of cognition or motor function in this elderly population. The resubmission will include data from two positive, placebo-controlled studies that prospectively met their primary endpoints: the pivotal Phase 3 HARMONY study and the -019 study. Additional analyses from HARMONY and -019 will also be provided that validate the primary conclusions from each study and address the concerns raised in the FDA’s complete response letter.

A copy of ACADIA’s press release issued December 20, 2021 is furnished herewith as Exhibit 99.1. A copy of the presentation for the related conference call is furnished herewith as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated December 20, 2021

99.2	Regulatory Update on sNDA for Pimavanserin

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acadia Pharmaceuticals Inc.

Dated: December 20, 2021	By:	/s/ Austin D. Kim
Austin D. Kim
Executive Vice President, General Counsel & Secretary